Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 1, 2019

VIA ELECTRONIC MAIL

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Trovagene, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale of 8,475,746 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), consisting of (i) 2,756,340 shares of Common Stock (the “Shares”) and (ii) 5,719,406 shares of Common Stock (the “Warrant Shares” and together with the Shares, the “Securities”) issuable upon exercise of outstanding warrants to purchase shares of Common Stock (the “Warrants”) issued to the selling stockholders.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a.  the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b.  the Warrants;

c.  the Amended and Restated Certificate of Incorporation of the Company, as amended and presently in effect (the “Charter”);

e.  the Bylaws of the Company, as presently in effect (the “Bylaws”); and

f.  certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, Warrant Shares and the Warrants.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Warrant Share, the Charter, the Bylaws and the Warrants, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Securities have been duly authorized, and if, as, and when issued by the Company in accordance with and in the manner described in prospectus set forth in the Registration Statement (as amended and supplemented through the date of issuance) and, in the case of the Warrant Shares, when issued in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and non-assessable and, with respect to the Warrants, will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinion which we render herein is limited to those matters governed by the Delaware General Corporation Law as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP